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                                                                   EXHIBIT 10.45


                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

           AGREEMENT, made as of January 1, 1994, as amended and restated as of January 1, 1997, by and between Aloha Airgroup, Inc., a Hawaii corporation (herein referred to as the "Employer") and Brenda F. Cutwright (herein referred to as the "Executive").

                              W I T N E S S E T H:

           WHEREAS, the Executive is willing to serve as an Executive Officer of Employer and initially as the Senior Vice-President-Finance and Planning and Chief Financial Officer of the Employer and the Employer desires to retain the Executive in such capacity on the terms and conditions herein set forth;

           WHEREAS, the Employer considers it essential to the best interests of the stockholders to foster continuous employment of key management personnel, recognizes that the possibility of a change in control exists, and that such possibility, and the uncertainty and questions which it may raise among management personnel, may result in the departure or distraction of management personnel at critical times for the Employer:

           NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

           1.   Employment and Duties

           The Employer hereby employs the Executive as a Senior Vice President, and the Executive hereby accepts such employment. The Executive shall have such duties commensurate with an executive's position, as may be assigned from time to time by the Board of Directors or the Chief Executive Officer. The Executive shall devote substantially all her business time, attention, skill and efforts to the faithful performance of her duties hereunder and shall not accept employment elsewhere during the Term (as defined in Section 2 of this Agreement). The Executive shall at all times conduct herself in such a manner as not to prejudice the reputation of the Employer in the fields of business in which it is engaged or with the public at large.



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                                       2


           2.   TERM

           This Agreement shall commence on the date of this Agreement (the "Effective Date") and shall continue in effect through and including December 31, 1999. If neither party shall have given 30-days' written notice of the intent that the term end on such December 31, 1999, then the term of this Agreement shall extend automatically until December 31, 2005 subject to earlier termination of the term by either party upon 30-days' prior written notice. As used hereafter in this Agreement, "Term" shall mean the original term and extended term of this Agreement.

           3.   COMPENSATION

           During the Term, the Executive shall be entitled to the following compensation for her services to the Employer and any Affiliate:

           (a) BASE SALARY The Executive's base salary (the "Base Salary") for the calendar year ending December 31, 1997 is at the rate of $200,000.00 per annum payable in accordance with the Employer's normal payroll practices. The Base Salary for the calendar year ending December 31, 1998 will not be lower than the Base Salary for 1997 and shall be fixed by the Board of Directors of the Employer (the "Board"). The Base Salary shall be reviewed at least annually by the Board. The Base Salary level and any increases thereon shall not be decreased during the Term.

           (b) ANNUAL BONUS. In addition to the Base Salary, for each calendar year during the Term, the Executive shall be eligible to receive an annual bonus (the "Annual Bonus"), if any, payable under the Aloha Airlines, Inc. Executive Management Incentive Plan, or any successor or substitute plan as may be designated by the Board.

           (c) BENEFIT PLANS. In addition to the Base Salary and Annual Bonus payable pursuant to this Agreement, the Executive shall be entitled to participate in all incentive, savings and retirement plans and welfare benefit plans of the Employer applicable to other key executives and shall be entitled to vacation and fringe benefits in accordance with the policies of the Employer applicable to other key executives. In addition, the Executive shall be entitled to (i) participate in the Employer's Supplemental Executive Retirement Program (the "SERP"); (ii) automobile and fuel allowances in accordance with Employer's policies for key executives in effect from time to time; (iii) reimbursement by the Employer for tax and financial planning services and an annual physical examination, upon the same terms and conditions as applicable as of the Effective Date; and (iv) supplemental life insurance in an amount equal to an aggregate of six times the Executive's annual Base Salary (when combined with insurance provided under the Employer's group program), as provided in accordance with the terms of such supplemental life insurance applicable to the


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                                       3


 Executive as of the Effective Date or as shall be in effect for key executives from time to time and if Executive is insurable under such policy.

           (d) EXPENSES. The Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by her in the performance of her duties for the Employer which shall be paid to her in accordance with the policies and procedures of the Employer applicable to key executives.

            4.   TERMINATION OF EMPLOYMENT

           (a) TERMINATION FOR CAUSE; RESIGNATION WITHOUT GOOD REASON. The Employer may terminate the Executive's employment hereunder for Cause (as defined in Section 6 of this Agreement). If the Executive's employment is terminated by the Employer for Cause, or by the Executive for reasons other than Good Reason (as defined in Section 6 of this Agreement), prior to the expiration of the Term, the Employer shall be under no obligation to make any payments of Base Salary, Annual Bonus or any other benefits specified in Section 3 of this Agreement for any periods after the Date of Termination (as defined in Section 6 of this Agreement), except for payment of any Base Salary or Annual Bonus earned prior to the Date of Termination but not yet paid to the Executive or any payment from any employee benefit plan or the continuation of coverage under any insurance program which may be required by law. The Executive shall not be entitled to the payment of any pro rata amount of any Annual Bonus for the calendar year during which the Date of Termination occurs.

           (b) RESIGNATION FOR GOOD REASON; TERMINATION WITHOUT CAUSE. The Executive may terminate her employment hereunder for Good Reason. If the Executive's employment is terminated by the Executive for Good Reason or by the Employer without Cause, whether or not upon the expiration of the Term, the Executive shall be entitled (if the Executive is not entitled to a Separation Payment pursuant to subsection 4(f)) to a severance payment (the "Severance Payment") equal to (i) if the Date of Termination occurs on or before December 31, 1999, the Base Salary during the period from the Date of Termination to December 31, 1999 or (ii) if the Date of Termination occurs after December 31, 1999, the Base Salary for one year following the Date of Termination (in either case, the "Severance Period") PROVIDED, that in no event shall the Severance Period be less than one year. The Severance Payment shall be payable in a lump sum. The Executive shall also be entitled to (i) continue to receive coverage at the Employer's cost under the Employer's medical and life insurance programs until the Executive becomes covered by programs of another employer or through the end of the Severance Period whichever is sooner and (ii) exercise all stock options granted to the Executive prior to the Date of Termination regardless of whether or not such options have vested.


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                                       4


           (c) DEATH BEFORE END OF TERM. If the Executive dies prior to the expiration of the Term, the Employer shall be under no obligation to make any payments to the Executive's estate after the Date of Termination except for any compensation earned prior to the Date of Termination but not yet paid and for the pro rata portion of any Annual Bonus that would have been paid to the Executive had she survived and been employed by the Employer until the last day of the year of her death. Such bonus payment shall be made at the time such bonus payments would normally have been made for such year. The Employer shall also continue to provide any benefits to the Executive's survivors as required by law. The agreements governing any stock options granted to the Executive shall provide that such options may be exercised by the estate of the Executive for a limited period of time after death whether or not such options have vested.

           (d) DISABILITY. The Employer may terminate the Executive's employment because of Permanent Disability (as defined in Section 6 of this Agreement) prior to the expiration of the Term. If the Executive's employment is terminated because of Permanent Disability, the Executive shall be entitled to (i) continue to receive payment of Base Salary for twelve months offset by any payment to the Executive on account of disability from any employer or government sponsored disability insurance plan through the end of the Term and (ii) receive a PRO RATA portion (based upon the period beginning at January 1 and ending on the date the Executive initially became unable to perform her duties under this Agreement) of any Annual Bonus that would have been paid to the Executive had she continued to perform her duties under this Agreement until the last day of the year in which she became disabled. The Employer shall also continue to provide any benefits to the Executive required by law or the terms of any plan. The agreements governing any stock options to the Executive shall provide for the ability to exercise any such options upon the Permanent Disability of the Executive, whether or not such-options have vested.

           (e) RETIREMENT. The Executive's employment may be terminated by the Executive or by the Employer on account of Retirement (as defined in Section 6 of this Agreement). The Executive shall not be entitled to any further payments of compensation or other benefits provided under Section 3 of this Agreement after the Date of Termination by reason of retirement, except for any retirement benefit payments due to the Executive from any Employer-sponsored plan. If this Agreement is terminated on account of Retirement, no Severance Payment shall be paid by Employer. The Executive shall be entitled to the benefits of any life insurance or medical insurance which the Employer is generally making available to key executives on Date of Termination which occurs by reason of Retirement and any other benefit or program available by its terms after retirement.

           (f) TERMINATION FOLLOWING CHANGE IN CONTROL. If a Change in Control shall have occurred, the Executive shall be entitled to the benefits provided in this subsection upon either (i) the subsequent termination of Executive's employment or (ii) the notification of the Executive by the Employer pursuant to
Section 2 hereof that the Term of this


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                                       5

Agreement shall not be extended, in each case during the Term and within one year after the Change in Control shall have occurred unless such termination or notification is because of Executive's death or Retirement, by the Employer for Cause or Disability, or by the Executive for other than Good Reason:

                    (i) BASE SALARY; BENEFITS. The Employer shall (A) pay the Executive's full Base Salary through the Date of Termination at the rate in effect at the time the Notice of Termination is given and (B) pay the amounts due and payable to the Executive as a result of a Change in Control pursuant to the Employer's stock option plans (including the 1992 Stock Option Plan of the Employer) (unless previously paid pursuant to such plans);

                    (ii) SEPARATION PAYMENT. In lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination and in lieu of any Severance Payment pursuant to subsection 4(b), the Employer shall pay as separation pay to the Executive, not later than the fifth (5th) day following the Date of Termination, a lump sum separation payment (the "Separation Payment") equal to 2.99 times the average of the annual compensation which was payable to the Executive by the Employer (or any corporation ("Affiliate") affiliated with the Employer within the meaning of
           Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), determined without regard to Section 1504(b) of the Code) and includible in the Executive's gross income for Federal income tax purposes for the five (5) taxable years (the "Base Period") preceding the Executive's taxable year in which a Change in Control of the Employer occurred. The amount of the Executive's average annual compensation shall be determined in accordance with temporary or final regulations promulgated under Section 28OG of the Code.

                    (iii) LEGAL FEES AND EXPENSES. The Employer shall also pay to the Executive all legal fees And expenses incurred by the Executive as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement).

                    (iv) INSURANCE BENEFITS FOR 24 MONTHS. For a twenty-four
           (24) month period after such termination, the Employer shall arrange to provide the Executive with life, accident and health insurance benefits substantially similar to those which the Executive is receiving immediately prior to the Notice of Termination. Benefits otherwise receivable by the Executive pursuant to this subsection 4(f)(iv) shall be reduced to the extent comparable benefits are actually received by the Executive during the twenty-four (24) month period following the Executive's termination, and any such benefits actually received by the Executive shall be reported to the Employer.

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                                       6


                    (v) SUPPLEMENTAL PENSION. In addition to the pension benefits to which the Executive is entitled under the Pension Plan or any successor plans thereto, the Employer shall pay the Executive in one sum in cash on the fifth (5th) day following the Date of Termination, a lump sum equal to the actuarial equivalent of the excess of (1) the retirement pension (determined as a straight life annuity commencing at age 65) which the Executive would have accrued under the terms of the Pension Plan and any other pension benefit program (without regard to any amendment to such Pension Plan or other pension benefit program made subsequent to the Change in Control and on or prior to the Date of Termination, which amendment adversely affects in any manner the computation of pension benefits thereunder), determined as if the Executive were fully vested thereunder and had accumulated (after the Date of Termination) twenty-four (24) additional months of service credit thereunder at the Executive's highest annual rate of compensation during the twelve
           (12) months immediately preceding the Date of Termination (but in no event shall the Executive be deemed to have accumulated additional months of service credit after the Executive's sixty-fifth (65th) birthday), over (2) the retirement pension (determined as a straight life annuity commencing at age sixty-five (65)) which the Executive had then accrued pursuant to the provisions of the Pension Plan and any other pension benefit program. For purposes of clause (1), the term "compensation" shall include amounts payable pursuant to subsection 4(f)(ii) hereof and amounts payable pursuant to subsection 4(f)(ii) shall be deemed to represent twenty-four (24) months of compensation (or such lesser number of months of compensation to the Executive's sixty-fifth (65th) birthday) for purposes of determining benefits under the Pension Plan. For purposes of this subsection, "actuarial equivalent" shall be determined using the same methods and assumptions utilized under the Pension Plan immediately prior to the Change in Control.

                    (vi) REDUCTION OF PAYMENTS IN CERTAIN CASES. Notwithstanding anything herein to the contrary, if any amounts due to the Executive under this Agreement and any other plan or program of the Employer constitute a "parachute payment," as such term is defined in Section 28OG(b)(2) of the Code, and the amount of the parachute payment, reduced by all federal, state and local taxes applicable thereto, including the excise tax imposed pursuant to Section 4999 of the Code, is less than the amount the Executive would receive if the Executive were paid three times the Executive's "base amount" as defined in Section 280G(b)(3) of the Code, less $1.00, reduced by all federal, state and local taxes applicable thereto, then the aggregate of the amounts constituting the parachute payment shall be reduced to an amount that will equal three times the Executive's base amount less $1.00. The determinations to be made with respect to this subsection 4(f) shall be made by an accounting firm (the "Auditor") jointly selected by the Employer and the Executive and paid by the Employer. The Auditor shall be a nationally recognized United States public accounting firm that has not during the two years preceding the date of its


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                                       7


           selection acted, in any way, on behalf of the Employer or any of its subsidiaries. If the Executive and the Employer cannot agree on the firm to serve as the Auditor, then the Executive and the Employer shall each select one accounting firm and these two firms shall jointly select the accounting firm to serve as the Auditor. If a determination is made by the Auditor that a reduction in the aggregate of all payments due to the Executive upon a Change in Control is required by this subsection 4(f), the Executive shall have the right to specify the portion of such reduction, if any, that will be made under this Agreement and each plan or program of the Employer. If the Executive does not so specify within 60 days following the date of a determination by the Auditor pursuant to the preceding sentence, the Employer shall determine, in its sole discretion, the portion of such reduction, if any, to be made under this Agreement and each plan or program of the Employer.

           (g) NOTICE OF TERMINATION REQUIRED. No termination of employment by the Executive or by the Employer pursuant to this Section 4 shall be effective unless the terminating party shall have delivered a Notice of Termination (as defined in Section 6 of this Agreement) to the other party.

           5.   NON COMPETITION AND TRADE SECRETS

           (a) NO COMPETING EMPLOYMENT. During the Term and for a period of 12 months after the Date of Termination (other than a Date of Termination resulting from a Change in Control) (the "Restricted Period"), the Executive shall not, directly or indirectly, unless she receives the prior written consent of the Employer, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any individual, partnership, firm, corporation or other business organization or entity that, at such time, is engaged in the business of passenger or freight airline services or aircraft ground maintenance operations headquartered in Hawaii or which has five (5) percent or more of the interisland market for passenger or freight air services for Hawaii measured by passenger revenue miles or freight pound miles.

           (b) NO INTERFERENCE. During the Restricted Period, the Executive shall not, whether for her own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than the Employer or an Affiliate), intentionally solicit, endeavor to entice away from the Employer or an Affiliate, or otherwise interfere with the relationship of the Employer or an Affiliate with, any person who is employed by the Employer or an Affiliate or any person or entity who is, or was within the then most recent twelve-month period, a customer or client of the Employer or an Affiliate.

           (c) CONFIDENTIALITY. The Executive recognizes that the services to be performed by her hereunder are special, unique and extraordinary in that, by reason of her


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                                       8


employment with the Employer, she may acquire confidential information and trade secrets concerning the operation of the Employer or an Affiliate, the use or disclosure of which could cause the Employer or an Affiliate substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, the Executive covenants and agrees with the Employer that she will not at any time, (whether during or after the Term) except in the performance of her obligations to the Employer hereunder or with the prior written consent of the Board, directly or indirectly, disclose any secret or confidential information that she may learn or has learned by reason of her association with the Employer, or any predecessors to its business, or use any such information to the detriment of the Employer. The term "confidential information" includes, without limitation, information not previously disclosed to the public or to the trade by the Employer's management or otherwise generally known to the public or to the airline industry with respect to the Employer's products, manufacturing processes, facilities and methods, research and development, trade secrets and other intellectual property, systems, patents and patent applications, procedures, manuals, confidential reports, product price lists, customer lists, financial information (including the revenues, costs or profits associated with any of the Employer's product or services), business plans, prospects or opportunities.

           (d) EXCLUSIVE PROPERTY. The Executive confirms that all confidential information is the exclusive property of the Employer. All business records, papers and documents kept or made by the Executive relating to the business of the Employer or an Affiliate shall be and remain the property of the Employer or the Affiliate, respectively, during the Term and at all times thereafter. Upon the termination of her employment with the Employer or upon the request of the Employer at any time, the Executive shall promptly deliver to the Employer, and shall retain no copies of, any written materials, records and documents made by the Executive or coming into her possession concerning the business or affairs of the Employer or an Affiliate other than personal notes or correspondence of the Executive not containing proprietary information relating to such business or affairs.

           (e) STOCK OWNERSHIP. Nothing in this Agreement shall prohibit the Executive from acquiring or holding any issue of stock or securities of any company that has any securities listed on a national securities exchange or quoted on NASDAQ, provided that at any time during the Restricted Period the Executive and members of her immediate family do not own more than five (5) percent of any voting securities of any such company engaging in the type of business described in Section 5(a) above.

           (f) INJUNCTIVE Relief The Executive acknowledges that a breach of any of the covenants contained in this Section 5 may result in material irreparable injury to the Employer for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach, any payments remaining under the terms of this Agreement shall cease and the Employer shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction

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                                       9


restraining the Executive from engaging in activities prohibited by this Section 5 or such other relief as may be required to specifically enforce any of the covenants in this Section 5. The Executive agrees to and hereby does submit to in PERSONAM jurisdiction before each and every such court for that purpose.

           6.   DEFINITIONS

           As used in this Agreement, the following terms shall have the following meanings:

           (a) AFFILIATE. The term "Affiliate" includes any company controlling, controlled by or under common control with Aloha Airgroup, Inc.

           (b) BOARD. For purposes of this Agreement, "Board" shall mean the Board of Directors of the Employer or any duly constituted committee of the Board.

           (c) CAUSE. Each of the following shall constitute "Cause":

                    (i) the willful and continued failure by the Executive to perform her duties (other than any such failure resulting from the termination of the Executive's employment for death, retirement, permanent Disability or Good Reason), after written notice of such failure has been given to the Executive and the Executive has had a reasonable period of time to correct such failure;

                    (ii) the willful commission by the Executive of acts that are dishonest and demonstrably or materially injurious to the Employer, monetarily or otherwise;

                    (iii) the conviction of the Executive for a felony; or

                    (iv) a material breach of any of the covenants set forth in this Agreement, after written notice of any such material breach has been given to the Executive and the Executive has had a reasonable period of timed to cure such material breach.

           (d) CHANGE IN CONTROL. A "Change in Control" shall mean a change in control of the Employer of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Employer is subject to such reporting requirement; PROVIDED that, without limitation, a Change in Control shall be deemed to have occurred if:


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                                       10


                    (i) any individual, partnership, firm, or corporation, association, trust, unincorporated organization or other entity, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange
           Act), directly or indirectly, of securities of the Employer representing more than 50% of the combined voting power of the Employer's then outstanding securities entitled to vote in the election of directors of the Employer;

                    (ii) after completion of an initial public offering of the Employer's voting securities by virtue of which the Employer is required to file periodic reports pursuant to Sections 13(a) or 15(d) of the Exchange Act, any individual, partnership, firm, or corporation, association, trust, unincorporated organization or other entity, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Employer representing 30% or more of the combined voting power of the Employer's then outstanding securities entitled to vote in the election of directors of the Employer and such beneficial owner is the owner of the block of securities of the Employer entitled to cast the largest number of votes in the election of directors of the Employer;

                    (iii) during any period of two (2) consecutive years (not including any period prior to December 31, 1995), individuals who at the beginning of such period constituted the Board and any new directors, whose election by the Board or nomination for election by the Employer's stockholders was approved by a vote of at least three quarters (3/4) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or

                    (iv) the approval by the shareholders of the Employer of a transaction in which all or substantially all of the assets of the Employer are to be liquidated or distributed or the Employer is to merge with another entity and not be the surviving corporation.

           Nothing in the foregoing shall mean or be deemed to mean that a Change in Control shall have occurred by reason of the Employer effecting an initial public offering of its voting securities whether or not immediately following such initial public offering the Ching Family Group, the Ing Family Group or a combination of such Family Groups is the beneficial owner of securities of the Employer representing 50% or more of the combined voting power of the Employer's then outstanding securities entitled to vote in the election of directors of the Employer. If the Employer executes an agreement, the consummation of which would result in the occurrence of a Change in Control as described above, then, with

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                                       11


respect to a termination of employment, unless such termination is because of the Executive's death or Retirement, by the Employer for Cause or Disability, or by the Executive other than for Good Reason, occurring after the execution of such agreement (and, if such agreement expires or is terminated prior to consummation, prior to such expiration or termination of such agreement), a Change in Control shall be deemed to have occurred as of the date of the execution of such agreement.

           (e) GOOD REASON. For purposes of this Agreement, "Good Reason" shall mean, without the Executive's express written consent, any of the following:

                    (i) the Executive shall not be a Senior Vice President (or officer with substantially similar responsibilities and stature) of any corporation or entity that (A) is not controlled by the Ching Family Group or the Ing Family Group AND (B) controls the Employer;

                    (ii) a substantial alteration in the nature or status of the Executive's responsibilities;

                    (iii) the failure of the Employer to pay the Executive any compensation or provide other benefits as specified in Section 3 of this Agreement;

                    (iv) the relocation of the office of the Employer where the Executive is employed at the date hereof (the "Employment Location") to a location more than fifty (50) miles away from the Employment Location or the Employer's requiring the Executive to be based more than fifty (50) miles away from the Employment Location (except for required travel on the Employer's business to an extent substantially consistent with the Executive's business travel obligations); or

                    (v) after 180 days following the consummation of a Change in Control, the Executive determines, in good faith, that she is no longer able to perform her duties and responsibilities with the Employer; PROVIDED, that the Executive must provide the Employer with a Notice of Termination pursuant to this subsection (v) prior to the 365th day following a Change in Control (or such shorter period as may be necessary for the Notice of Termination to be given prior to such 365th day).

           (f) NOTICE OF TERMINATION. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

           (g) DATE OF TERMINATION. "Date of Termination" shall mean (A) if the Executive's employment is terminated for Disability, thirty (30) days after a Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during such thirty (30) day period), and (B) for any other reason (including nonrenewal of the Agreement), the date specified in the Notice of Termination (which, in the case of a termination without Cause shall not be less than thirty (30) days, and in the case of a termination by the Executive shall not be less than thirty (30) nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).

           (h) PERMANENT DISABILITY. "Permanent Disability" shall mean a physical or mental condition of the Executive that, in the judgment of the Employer, based upon certification by a licensed physician reasonably acceptable to the Executive and the Employer, prevents the Executive from being able to perform the services required under this Agreement and such condition has continued for a period of at least six months during any twelve consecutive months and is expected to continue as determined by the physician.

           (i) RETIREMENT. "Retirement" shall mean the voluntary termination of the Executive's employment by the Executive on or after age 55 or the election of the Company that the Executive shall retire on or after age 65. The termination of the Executive's employment by the Employer on or after age 65 whether for cause or not shall be treated as a Retirement and Executive shall not be entitled to any Severance Payment pursuant to Section 4(b) hereof.

           7.   BINDING AGREEMENT

           This Agreement shall be binding on, and inure to the benefit of, the Employer and its successors and assigns. This Agreement shall be binding on the Executive. This Agreement shall also inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there is no such designee, to the Executive's estate.

           8.   NOTICE

           Any notice hereunder by either party to the other shall be given in writing by personal delivery, telex, telecopy or certified mail, return receipt requested, to the applicable address first set forth below (or such other address as may from time to time be designated by notice by any party hereto for such purpose):

                         Aloha Airgroup, Inc.
                         P.O. Box 30028
                         Honolulu International Airport
                         Honolulu, HI 96820

                         Brenda F. Cutwright
                         898 Hokulani Street
                         Honolulu, HI 96825

Notice shall be deemed given, if by personal delivery, on the date of such delivery or, if by telex or telecopy, on the business day following receipt of answer back or telecopy confirmation or, if by certified mail, on the date shown on the applicable return receipt.

           9.   AMENDMENT AND WAIVER

           No provision of this Agreement may be amended, modified, waived or discharged unless such amendment, modification, waiver or discharge is agreed to in writing and signed by the Executive and any two executive officers of the Employer. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

           10.  MERGER OF PRIOR NEGOTIATIONS

           This Agreement sets forth all of the promises, agreements, conditions and understandings between the parties hereto respecting the subject matter hereof and supersedes all prior negotiations, conversations, discussions, correspondence, memoranda and agreements between the parties concerning such subject matter.

           11.  PARTIAL INVALIDITY

           If the final determination of a court of competent jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that any term or provision hereof is invalid or unenforceable, (a) the remaining term and provisions hereof shall be unimpaired and (b) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

           12.  GOVERNING LAW

           This Agreement is to be governed by and interpreted in accordance with the laws of the State of Hawaii.

           13.  COUNTERPARTS

           This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

           14.  STATEMENTS

           During the Restricted Period, the Executive and the Employer agree to refrain from making any comments or statements to the press, the employees of the Employer or any Affiliate or any individual or entity with whom the Employer or any Affiliate has a business relationship which would be Rely to adversely affect (a) the conduct of the business of the Employer or any Affiliate or the business reputation of the Employer or any Affiliate or any of their employees, representatives or members of their boards of directors, in the case of comments made by the Executive or (b) the Executive's future employment or personal or professional reputation, in the case of comments made by the Employer.

           15.  ARBITRATION

           Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Hawaii in accordance with the commercial rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                                  ALOHA AIRGROUP, INC.


                                  By: /s/ illegible
                                      -----------------------------------


                                  By: /s/ illegible
                                      -----------------------------------


                                      /s/ Brenda F. Cutwright
                                      -----------------------------------
                                          Brenda F. Cutwright

                               BRENDA F. CUTWRIGHT


                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

                                SUMMARY OF TERMS

 POSITION:                    Vice-President-Finance and Chief Financial Officer

 TERM:                        January 1, 1994 to June 30, 1995

 COMPENSATION:                Base Salary to be reviewed annually plus
                              participation in the bonus plan. 1993 Base Salary was $120,000.00

 SEVERANCE:

 RESIGNATION WITHOUT GOOD     None
 REASON OR TERMINATION
 FOR CAUSE

 RESIGNATION FOR GOOD         Base Salary until end of term plus one year
 REASON OR TERMINATION
 FOR WITHOUT CAUSE

 CHANGE IN CONTROL:           Separation payment based on average annual
                              compensation for 5 taxable years preceding year in which Change in Control occurred

 BENEFITS:                    Section 3(c) - participation in SERP, tax and
                              financial planning services, auto and fuel allowances, supplemental life insurance at six times Base Salary

 OTHER:                       Standard confidentiality and non-compete